                                                                    EXHIBIT 10.3

                                    AGREEMENT

                                     Between

                              SMITH & WESSON CORP.

                                       and

                              CARL WALTHER USA, LLC

                                       and

                            UMAREX SPORTWAFFEN, GmbH

                         McCormick, Paulding & Huber LLP




 Cityplace II, 185 Asylum Street                SIS Center, 1441 Main Street
 Hartford, Connecticut 06103                    Springfield, Massachusetts 01103

                               Tel. (860) 549-5290
                               Fax (860) 527-0464
                        E-Mail Address MPH@IP-Lawyers.com

                                TABLE OF CONTENTS
                                -----------------

TABLE OF CONTENTS...............................................................................1

AGREEMENT.......................................................................................1

           SECTION 1.  The New Company..........................................................1

           SECTION 2.  Capital Investment.......................................................2

           SECTION 3.  Transfer of Stock........................................................2

           SECTION 4.  Management...............................................................5

           SECTION 5.  Business Operations......................................................7

           SECTION 6.  Confidentiality, Intellectual Property...................................9

           SECTION 7.  Withdrawal of Profits...................................................10

           SECTION 8.  Fiscal Year, Accounting, and Reports....................................11

           SECTION 9.  Arbitration.............................................................11

           SECTION 10.  Notices................................................................12

           SECTION 11.  Term...................................................................13

           SECTION 12.  Miscellaneous..........................................................13

ATTACHMENT A...................................................................................15

New Company Insurance Requirements.............................................................15

ATTACHMENT B  Indemnity........................................................................17

                                    AGREEMENT
                                    ---------

AGREEMENT, effective as of August 1, 1999, by and between SMITH & WESSON CORP., a Delaware Corporation with its principal office at 2100 Roosevelt Avenue, Springfield, Massachusetts 01102-2208, U.S.A. (hereinafter "S & W"), and CARL WALTHER USA, LLC, a Limited Liability Company having its principal office at 10 Prince Street, Alexandria, Virginia 22314 (hereinafter called "CARL WALTHER USA") and UMAREX SPORTWAFFEN, GmbH, a corporation having its principal office at Donnerfeld 2, 59757, Arnsberg, Germany (hereinafter "UMAREX"; UMAREX and CARL WALTHER, USA being jointly referred to herein as "UMAREX/CARL WALTHER" and together with S & W, collectively referred to herein as the "Parties" or "Party").

                                   WITNESSETH:

WHEREAS, S & W is in the business of design, production, marketing and sales of handguns and handcuffs, identification and other software for public security services, as well as training for law enforcement personnel and civilians via the Smith and Wesson Academy and Armorers School;

WHEREAS, UMAREX/CARL WALTHER are in the business of design, production marketing and sales of handguns, airguns and related products;

WHEREAS, the Parties recognize the potential for increasing sales of their complementary product lines, as well as new products marketed both in the United States, as well as abroad, by means of a mutually cooperative arrangement; and

WHEREAS, S & W and UMAREX/CARL WALTHER desire to create a new company to exploit the aforementioned potential for increased sales and have agreed to pursue such a venture on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Parties do hereby agree as follows:

SECTION 1.  The New Company.

                  1.1 The Parties hereby agree to form a new company tentatively named "WALTHER USA, LLC", but referred to herein as the "New Company". The primary purpose of the New Company shall be to market products under the trademark "WALTHER", "SMITH & WESSON" or other brands to be determined by the Board of Directors.

                  1.2 The New Company shall be incorporated as a Delaware corporation as soon as possible after the execution hereof, pursuant to Articles of Incorporation in a form to be determined. The affairs of the New Company shall be managed pursuant to Bylaws in a form to be agreed upon by the Parties (the "Bylaws") and as provided in this Agreement. In the event of any conflict between the terms of this Agreement and the Bylaws of the New Company, the terms of this Agreement shall control. Neither Party shall vote its Stock of the New Company or take any action to adopt a Bylaw for the New Company that is inconsistent with the terms of this Agreement.

                  1.3 S & W and UMAREX/CARL WALTHER recognize that circumstances may arise which may require reasonable, supplemental undertakings on the part each Party to further the business objectives of the New Company. These supplemental undertakings may include licenses of intellectual property, distribution or manufacturing arrangements. Under these circumstances, the Parties shall negotiate in good faith a corresponding supplemental agreement for any such supplemental undertaking.

SECTION 2.  Capital Investment.

                  2.1 Smith & Wesson and CARL WALTHER shall make an initial capital contribution to the New Company in the amount of Fifty Thousand Dollars ($50,000) cash upon the organization of the New Company.

                  2.2 In exchange for the capital contributions provided for above, Smith Wesson and CARL WALTHER shall each own fifty percent (50%) of the stock of the New Company. The New Company shall issue an aggregate of 25,000 shares of its common capital Stock to S & W and 25,000 shares of its common capital Stock to CARL WALTHER, with each of said stock shares having a par value of One Cent ($.01) and a purchase price of Two Dollars ($2.00) per share.

                  2.3 The initial obligations of a Party to contribute cash to the New Company shall be limited to the amounts specified in Section 2.1. Notwithstanding any other provision, no Party shall be required to make any additional capital contributions, lend any funds to, or give any guarantees or make any commitments for or on behalf of, the New Company in excess of its initial Fifty Thousand Dollars ($50,000.00) contribution unless otherwise authorized in advance by the Board of Directors of New Company (as defined hereinafter). If the New Company shall need funds in addition to the initial capital contributions set forth above, the amount and form thereof shall be approved by a majority of the Board of Directors. The Parties may voluntarily contribute additional funds to the New Company either in the form of debt or equity or provide guarantees for the benefit of the New Company upon the agreement of the Board of Directors.

SECTION 3.  Transfer of Stock.

                  3.1 Neither S & W nor CARL WALTHER (each being referred to in this Section as "Shareholder") shall sell, assign, transfer, make a gift of, donate, pledge or otherwise encumber or dispose of any shares of stock of the New Company (the "Stock") now owned or hereafter acquired by it, except as permitted by this Agreement and in accordance with its terms. Further, the Shareholders agree that they will not cause or permit the New Company to transfer any Stock on its books, except as expressly permitted hereby.

                  3.2 If any Shareholder (for purposes of this Section 3.2, the "Offeror") shall desire to terminate its relationship with the other Shareholder, it shall give written notice to the other Shareholder of the price at which it is willing to sell its Stock and of the terms of payment it is willing to accept. Such notice shall constitute an offer by the Offeror to sell all of its Stock to the other Shareholder at the price and on the terms stated in the notice and an offer by the Offeror to buy the other Shareholder's Stock at the same price and on the same terms. The other Shareholder shall then, elect either to buy all of the Stock owned by the Offeror or to sell all of its Stock to the Offeror, in either case, at the price and on the terms stated in the Offeror's notice. The election shall be made within sixty (60) days after the giving of the Offeror's notice. If the other Shareholder shall fail to make such election, such Shareholder shall be deemed to have elected to sell its Stock to the Offeror on the terms set forth in the Offeror's notice. The closing of a purchase and sale, pursuant to this Section 3.2, shall be held at a location within Springfield, Massachusetts, and on a date to be designated by the purchaser, which date in no event shall be later than ninety (90) days after the Offeror gives the notice provided for above. Notwithstanding the foregoing provisions of this Section 3.2, however, neither Shareholder shall be obligated to sell its Stock unless and until the New Company and/or the other Shareholder shall have (a) caused such Shareholder to be released from any guaranties for any indebtedness or other obligations of the New Company; (b) caused to be released all security interests, liens, pledges and other encumbrances granted, created or made by such Shareholder for the purpose of securing any liability, indebtedness or other obligation of the New Company; and (c) in the case of UMAREX/WALTHER, the Parties have reached agreement on the termination of all License Agreements.

                  3.3 Certain Options to Purchase.

                           3.3.1 The occurrence of any of the following events (each a "Triggering Event") with respect to a Shareholder Party (the Party as to which the Triggering Event has occurred being referred to herein as the "Selling Party") shall give rise to the rights in favor of the New Company and the other Parties specified in this Section 3.3:

                                    (a) Any taking by any government or
                  governmental authority, of capital stock or other securities or interests of a Party;

                                    (b) Any bankruptcy, insolvency, receivership
                  reorganization or similar proceedings for the relief of debtors shall be commenced by or against a Party under the bankruptcy, insolvency, receivership, reorganization or similar laws of any country or jurisdiction;

                                    (c) The dissolution or liquidation of a
                  Party;

                                    (d) The Stock of any Party is attached or
                  garnished or any execution or similar process is issued under which such Stock is to be sold, transferred or acquired;

                                    (e) A Party shall default in the performance
                  or observance of any of its obligations under this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof; or

                                    (f) Any sale or transfer of capital stock or
                  other interests of the Company by either Party.

                           3.3.2 Upon occurrence of a Triggering Event as to a Shareholder Party, the New Company and the other Shareholder Party shall have the option, which shall be exercisable by notice in writing to the Selling Party for a period of sixty (60) days after the other Party receives actual notice of the Triggering Event, to purchase all, but not less than all, of the Stock owned by the Selling Party, at the price specified in Section 3.3.3. The New Company and the other Shareholder Party may agree among themselves as to the number of shares that each will purchase, but, if they desire to exercise this option, they must individually or together exercise the option as to all Stock owned by the Selling Party. Failure by the New Company and/or the other Party to give written notice of exercise during such sixty (60) day period, shall be deemed a rejection by them of their option to Purchase. If the New Party and/or a Party shall exercise an option to purchase granted in this Section 3.3, the closing of the purchase and sale transaction shall be held at a location within Springfield, Massachusetts, on a date to be designated by the purchaser, which date, in no event, shall be later than ninety (90) days after a Party receives actual notice of a Triggering Event with respect to the other Party.

                           3.3.3 The purchase price for any Stock acquired from a Selling Party in accordance with this Section 3.3 shall be determined by mutual agreement of the Selling Party and the other Shareholder Party. If the purchase price cannot be agreed upon within thirty (30) days after exercise of the option to purchase the Selling Party's Stock, such purchase price shall then be determined by arbitration in the same manner and on the same terms as provided in Section 10 hereof; provided, however, that at least two of the arbitrators shall be duly licensed United States certified public accountants with not less than ten (10) years of experience. Each Party may, if it shall so desire, submit a valuation for the Selling Party's Stock to the arbitrators, together with the reasons for such valuation.

                  3.4 All certificates evidencing Stock now or hereafter issued by the New Company shall be stamped or otherwise printed with a legend in substantially the following form:

                  "The shares represented by this certificate may not be sold, pledged, assigned, transferred, encumbered or otherwise disposed of without compliance with the terms of a certain agreement among the shareholders of the Company dated August 1, 1999, a copy of which is on file at the principal office of the Company."

                  3.5 At the closing of any purchase and sale of Stock as provided in this Agreement, the seller shall deliver to each purchaser upon tender of the purchase price:

                           (a) Certificates evidencing the Stock being sold, duly endorsed for transfer and with any necessary documentary stamps attached;

                           (b) Such other written assurances as the purchaser may reasonably request regarding the authority and capacity of the seller of the Stock; and

                           (c) Such other documentation as may be reasonably requested by the purchaser for the purpose of effecting the purchase.

At any such closing, the purchase price due the Selling Party shall be paid in full in United States dollars by certified or official bank check or by wire transfer of immediately available funds.

                  3.6 As referred to herein, the Stock shall include any securities which may be distributed with respect thereto or issued in exchange therefor or in lieu thereof in connection with any stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other reorganization of the New Company.

                  3.7 The rights and obligations created by this Section 3 shall terminate if either Party shall acquire all of the outstanding shares of the Stock.

SECTION 4.  Management.

                  4.1 The Parties hereby agree that the Board of Directors of the New Company (the "Board" or the "Board of Directors") shall be composed of five (5) Directors. S & W shall have the right to select two (2) Directors ("S & W Directors") and CARL WALTHER shall have the right to select two (2) Directors ("CARL WALTHER Directors"). There shall be one (1) Outside Director who shall be nominated by S & W and approved by the remaining members of the Board of Directors. Each Party shall vote its Stock to elect to the Board the five (5) nominees thus selected. The Parties agree that the initial members of the Board of Directors shall be Wulf-H. Pflaumer and Martin Wonisch, who shall be considered CARL WALTHER Directors, and Robert L. Scott, John A. Kelly who shall be considered S & W Directors. Each Party hereby agrees to vote for the removal of any Director when, and only when, such removal is requested for any reason, with or without cause, by the Party who has selected such Director. The term of each Director shall be for one (1) year and until his successor shall have been elected and qualified, or until such Director's earlier death, resignation or removal. The Outside Director can be removed by a vote of a majority of the Board of Directors.

                  4.2 In the case of the death, resignation or other removal of a Director prior to the end of his term, a nominee of the Party who had nominated the Director whose death, resignation or removal was the cause of such vacancy shall be elected as a sole replacement Director, and each Party hereby agrees to vote for the election of such nominees or to cause its Directors to vote from such nominee. No Director shall be removed from the Board except at the request of the Party which nominated him.

                  4.3 The agreements contained herein regarding the voting of the Stock shall continue in effect for a period of ten (10) years after the date of initial issuance of Stock by the New Company or until such earlier time as either Shareholder shall acquire all of the Stock of the other Shareholder.

                  4.4 All actions of the Board of Directors shall require approval of a majority of the members of the Board in attendance at a meeting at which a quorum is present. No business shall be transacted at any meeting unless at least four (4) Directors are in attendance as set forth in the Bylaws, and two (2) of the Directors in attendance are S & W Directors, and two (2) of the Directors in attendance are CARL WALTHER Directors; provided, however, that if any resolution or action before a meeting at which one or more Directors is absent receives the votes of less than all of the Directors present, then, unless the Directors not in attendance consent to such resolution or action in writing, the vote on such resolution or action by the Board of Directors shall be of no force and effect and consideration of such resolution or action shall be deferred until it can be considered at a meeting of the Board of Directors at which all Directors are present.

                  4.5 The New Company shall reimburse its Directors for all reasonable travel expenses including airfare and hotel costs, as well as all other reasonable expenses incurred by the Directors in attending meetings of the Board.

                  4.6 The officers of the New Company shall consist of a President, a Secretary/Treasurer and such Vice-Presidents and other officers as the Board shall consider necessary or appropriate (the "Officers"). All such officers shall be chosen by the Board subject to the terms and conditions of this Agreement and shall have duties and responsibilities as set forth in the Bylaws of the Company and herein, or as determined by the Board of Directors from time-to-time. One of the S & W Board members shall serve as President without receiving any compensation for such service. Initially, the officers of the New Company shall be as follows:

                  Name                                        Office
                  --------------------------------------------------
                  Robert L. Scott                             President
                  George C. Colclough                         Vice-President
                  John A. Kelly                               Secretary/ Treasurer

                  4.7 All new product introductions by the New Company shall require unanimous consent of the Board. Any expenditure by the New Company in excess of $25,000.00 and any compensation or benefits to be paid by the New Company to its employees must be approved by the vote of a majority of the members of the Board. All members of the Board of Directors of the New Company shall receive notice of and be entitled to attend any meeting of the Board of Directors.

                  4.8 For all meetings of the Board of Directors, a Director may vote by proxy in the manner and form set forth in the Bylaws of the Company. A Director may attend a meeting of the Board of Directors by telephone or other electronic medium.

SECTION 5.  Business Operations.

                  5.1 The New Company shall prepare a business plan which shall require Board approval prior to implementation.

                  5.2 Initially, there shall be authorization for two paid employees of the New Company to have marketing and product management responsibility for firearms and airguns. Decisions regarding employment of non-officers shall be made by the Officers of the New Company as appropriate.

                  5.3 CARL WALTHER shall make a one time transfer of all inventory it possesses as of the date of this agreement to the New Company ("Pre-existing Inventory"). The Pre-existing Inventory shall be paid for by the New Company in twelve (12) equal monthly installments commencing October 1,1999. CARL WALTHER shall provide sixty (60) day financing on all inventory shipped to the New Company.

                  5.4 S & W shall receive a twelve percent (12%) service fee on net sales revenue received by the New Company after federal excise taxes ("FET") and any cash discounts to cover the less identifiable costs of the business, including, but not limited to, warehousing, shipping (but not actual freight), invoicing, collections, order processing, office space, accounting, order processing, data communications and administrative support. All identifiable expenses, such as those associated with advertising, sales commissions, show costs, travel and entertainment, finance costs, and warranty shall be expenses of the New Company. The foregoing service fee percentage shall be reviewed by the Shareholders on an annual basis.

                  5.5 After the New Company begins operation, the New Company shall purchase a minimum of 500 WALTHER P99 pistols and variants thereof bearing the "P99" trademark each month until December 31, 2000. Thereafter, the New Company shall purchase the maximum number of products bearing the "P99" trademark as the New Company determines can be absorbed by the market in a given year.

                  5.6 New Company shall maintain insurance against risk of loss from fire (including extended coverage), casualty, theft, collision and other hazards, including product liability, completed operations, workers compensation, product warranty, general liability and medical in adequate amounts. Without limiting the foregoing, the minimum insurance requirements of New Company shall be as set forth in Exhibit A hereto.

                  5.7 The Parties acknowledge that sales of the products of the New Company and any transfer of technical data may be subject to prior approval of U.S. Department of State, Office of Defense Trade Controls. Sales and importation of products bearing a mark of S & W or UMAREX/ CARL WALTHER (Branded Products) may also be subject to the approval of the appropriate German authorities.

                  5.8 For the term of this Agreement and any subsequent renewal thereof, the New Company shall be the exclusive United States distributor of all products which bear the trademarks of CARL WALTHER and such other products and services to be sourced or manufactured by the New Company as the Board may determine.

                  5.9 Not withstanding the foregoing, the New Company shall not distribute UMAREX or WALTHER produced airguns currently marketed by RWS, Colt's and Beretta. WALTHER (Germany) shall continue to sell target pistols to Champion's Choice until the New Company decides to market these products. Moreover, the New Company will not distribute the SW99 and any subsequent models or variants thereof.

                  5.10 The duties and obligations of a Party to indemnify another Party for any and all claims, demands or causes of action arising in tort, contract or otherwise which stem from or relate to the business of the New Company are set forth in their entirety in Exhibit B hereto.

SECTION 6.  Confidentiality, Intellectual Property.

                  6.1 S & W hereby agrees that it will not, and will use its best efforts to ensure that its employees do not disclose or use (other than in furtherance of this Agreement and the business of the New Company) or authorize anyone under its control or direction to disclose or use (other than in furtherance of this Agreement and the business of the New Company) any proprietary know-how, technology, information or technical data acquired by S & W by virtue of this Agreement and received from UMAREX/CARL WALTHER or the New Company. This obligation shall not apply, however, to information that has been, is or becomes: (a) otherwise publicly available; (b) lawfully in the possession of S & W prior to disclosure by UMAREX/CARL WALTHER; (c) rightfully received by S & W from a third party; or (d) independently developed by S & W. The obligations imposed by this Section on S & W shall terminate if S & W acquires all of CARL WALTHER's Stock in the New Company.

                  6.2 UMAREX/CARL WALTHER hereby agree that neither Party will, and will use their best efforts to ensure that their employees do not, disclose or use (other than in furtherance of this Agreement and the business of the New Company) or authorize anyone under its control or direction to disclose or use (other than in furtherance of this Agreement or the business of the New Company) any proprietary know-how, technology, information or technical data acquired by UMAREX/CARL WALTHER by virtue of this Agreement and received from S & W or the New Company. This obligation shall not apply, however, to information that has been, is or becomes: (a) otherwise publicly available; (b) lawfully in the possession of UMAREX/CARL WALTHER prior to disclosure by S & W; (c) right fully received by UMAREX/CARL WALTHER from a third party; or (d) independently developed by UMAREX/CARL WALTHER. The obligations imposed by this Section on UMAREX/CARL WALTHER shall terminate if UMAREX/CARL WALTHER acquires all of S & W's Stock in the New Company.

                  6.3 Other than as otherwise provided in this Section 6, the obligations imposed by this Section 6 shall survive any termination of this Agreement.

                  6.4 The confidentiality provisions of this Section shall apply to all employees and contractors of the New Company and shall be, to the extent practicable, included in their conditions of employment or retention.

                  6.5 It is contemplated by the Parties that new intellectual property shall be created from the joint efforts of the Parties. The New Company shall be the owner of any new intellectual property created from the joint efforts of the Parties through the New Company.

                  6.6 All other Agreements between the Parties shall remain in effect unamended by the terms and conditions of this Agreement, including all trademark licenses. All other intellectual property of S & W and UMAREX/CARL WALTHER shall remain the property of its respective owners, except as otherwise provided herein.

                  6.7 With regard to all Branded Products encompassed by this Agreement or other Agreements in effect between the Parties:

                           (a) There shall be no royalty due on WALTHER
         (Germany) or S & W Branded Products that either Party produces itself in its own facilities (e.g., WALTHER P99) that are not already subject to prior License Agreements between the Parties.

                           (b) A three percent (3%) royalty is due for Branded Products such as knives, clothing etc. produced for a Party by a third party that are not already subject to prior License Agreements between the Parties.

                           (c) A three percent (3%) royalty fee will be due UMAREX for all WALTHER Branded Products produced in the United States at the time of this Agreement.

                           (d) Royalties due on any future Branded Products will be negotiated in good faith between the parties. Consideration will be given to reflect the amount of effort and direct expense incurred in the developmental process by the owner of the Brand.

SECTION 7.  Withdrawal of Profits.

                           7.1 No part of the profits of the New Company will be paid to the Shareholders during or in respect of the first fiscal year of the New Company. Thereafter, if the payment of the same is not prohibited by any bank-financing or other agreements to which the New Company is a party, the Shareholders shall agree annually on the amount of the profits of the New Company to be paid to the Shareholders and, in default of agreement, the following percentages of the post-tax profits of the New Company as shown on its federal (U.S.) income tax return shall be paid on a pro rata basis pursuant to share ownership to the Shareholders.

                  Fiscal Year                                 Percent of Post-Tax Profits
                  -----------                                 ---------------------------
                      2                                                10%
                      3                                                20
                      4                                                30
                      5, and thereafter                                40

                           7.2 Upon the request of either Party, at any time that the retained earnings of the New Company, as determined in accordance with generally accepted accounting principles, exceed the New Company aggregate indebtedness for borrowed money, the Board of Directors shall direct that such excess be distributed to the Parties as a dividend, provided that in the judgment of the Board of Directors, the New Company has sufficient cash to make such distribution without impairing the New Company's working capital and without requiring the New Company to incur additional indebtedness to meet its reasonably anticipated business needs and provided further, that the payment of such dividend is not prohibited by any agreement to which the New Company is a party.

                           7.3 Consistent with Section 7.1 hereof, profits shall be paid to the Shareholders on a pro rata basis pursuant to share ownership and shall be paid in such manner as the Shareholders shall agree (whether by dividends on the Stock or otherwise).

                           7.4 Profits shall be determined after the application of the Service Fees defined above and all additional costs of doing business, such as the identifiable expenses, including, but not limited to, actual costs of goods, salaries, benefits, travel and entertainment, commissions, actual freight, advertising, product service, finance costs and insurance.

       SECTION 8.  Fiscal Year, Accounting, and Reports.

                           8.1 The fiscal year of New Company shall be as determined by the Board. The officers of New Company shall keep, or cause to be kept, such books and records relating to the business and affairs of New Company as shall be reasonably necessary or appropriate.

                           8.2 The New Company shall provide monthly financial reports to the Parties with regard to its sales, production and financial condition. It shall, in addition, provide upon request such other information concerning its business and affairs as the Parties or their legal counsel or accountants may reasonably request.

                           8.3 The New Company shall be audited annually by a firm of certified public accountants to be selected by the Board of Directors.

       SECTION 9.  Arbitration.

                           9.1 Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled and finally determined by arbitration in Springfield, Massachusetts, before a panel of three arbitrators. Any such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrators may be entered in any court of any country having jurisdiction thereof. The legal fees and other costs and expenses incurred by the Parties in any such arbitration proceeding, and the charges of the American Arbitration Association, shall be borne as the arbitrators shall determine in their award. Notwithstanding the provisions of this Section, however, the Parties and the New Company shall be entitled, pending resolution by arbitration, to an injunction from a court of competent jurisdiction restraining any breach or threatened breach of the provisions of Section 3, Section 7 or Section 8 of this Agreement.

                           9.2 Each of the Parties hereby agrees that any judgment or award rendered against it in an arbitration proceeding as provided herein and entered in any court of record in the United States may be executed on against the assets of such Party in any jurisdiction, including, but not limited to, the United States of America. By its execution of this Agreement, each Party hereby irrevocably submits to the jurisdiction of the courts of each of the aforesaid jurisdictions, including, without limitation, the state courts of the Commonwealth of Massachusetts and the United States District Court for the Commonwealth of Massachusetts, in any legal actions or proceedings relating to such executions.

       SECTION 10.  Notices.

                           10.1 Any notices required or authorized to be given under this Agreement shall be sent by mail, by a recognized courier service or facsimile transmission, or shall be hand-delivered, in each case, to the Parties at the following addresses:

                           SMITH & WESSON CORP.
                           2100 Roosevelt Avenue
                           Springfield, MA 01102-2208

                           CARL WALTHER U.S.A., LLC
                           10 Prince Street
                           Alexandria, VA 22314

                           UMAREX SPORTWAFFEN, GmbH
                           Donnerfeld 2
                           59757 Arnsberg, Germany

                           10.2 Any notice so given by mail, courier service or hand-delivery shall be deemed given upon receipt and any notice given by telex or facsimile shall be deemed given upon the transmission thereof. Any party may change its address for purposes hereof by notice given in compliance with this Paragraph.

       SECTION 11.  Term.

                           11.1 This Agreement shall be in effect for an initial term of six (6) years from the date hereof, and from year-to-year thereafter subject to termination at the end of the sixth year or any subsequent year by a Party upon written notice to the other Parties at least one hundred eighty (180) days prior to such year end. In the event that a Party hereto gives notice of termination pursuant to this Section, the Parties shall then negotiate for the purchase of the Stock of one Party by the other Parties. If within three (3) months of such written notice of termination, the Parties do not agree on such a purchase and sale of stock and do not agree to sell all of the Stock of the New Company to a third party, New Company shall be dissolved and liquidated as expeditiously as possible. In the event of its liquidation in accordance with the provisions of this Section, the division of the assets of New Company shall be decided upon by the Board of Directors of New Company or pursuant to applicable court proceedings.

       SECTION 12.  Miscellaneous.

                           12.1 This Agreement including the Exhibits attached hereto represents the entire integrated agreement among the Parties with respect to the subject matter hereof and supersedes all prior negotiations or agreements, whether written or oral. Whenever the context of this Agreement permits, the masculine gender shall include the feminine and the neuter genders and any reference to singular or plural shall be interchangeable with the other. The invalidity or other unenforceability of any one or more provisions of this Agreement shall not affect any other provisions and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                           12.2 The provisions of this Agreement may not be amended, waived, modified or supplemented except by an instrument, in writing, signed by the Party against whom such amendment waiver, modification or supplement is asserted.

                           12.3 This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, any subsidiary of a Party and their respective permitted successors and assigns. No Party hereto may assign its rights, duties or obligations hereunder without the prior written consent of the other Party, which consent may be given or withheld by the other Party in its sole discretion. All transfers of shares of the Stock held by each Party shall be subject to and made only in accordance with the provisions of Section 3 hereof.

                           12.4 This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, U.S.A.

                           12.5 This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate by their respective authorized representatives.

         UMAREX SPORTWAFFEN, GmbH                                 SMITH & WESSON CORP.


         By:      /s/ [signature not legible]                By:      /s/ Robert L. Scott
            -----------------------------------------           -------------------------------------

         Title:                                              Title:   V.P. Business Development
               --------------------------------------              ----------------------------------

         Date:                                               Date:    11/22/99
              ---------------------------------------             -----------------------------------


         CARL WALTHER U.S.A, LLC

         By:      /s/ [signature not legible]
            -----------------------------------------

         Title:
               --------------------------------------

         Date:
              ---------------------------------------

                                  ATTACHMENT A

                       New Company Insurance Requirements

A. Commercial General Liability insurance, with broad form personal injury and property coverage, or 1986 ISO Commercial General Liability form coverage written on an "occurrence" (not "claims-made") basis, including contractual liability coverage and products completed and products liability coverage, with limits of not less than $1,000,000 applicable to bodily injury, sickness, death or damage to property in any one occurrence and $3,000,000 in the aggregate.

B. Worker's compensation and Employers' Liability Insurance, including occupational disease coverage in accordance with the state or federal laws of the jurisdiction where New Company shall have its principal place of business, with limits of not less than $500,000 for each accident. The workers compensation policy must additionally include:
         Other states Extension and an Alternative Employer Endorsement.

C. Automobile Liability Insurance covering owned, non-owned, hired and other vehicles used by New Company, its officers, agents and employees and Subcontractors, with limits of not less than $1,000,000 applicable to bodily injury, sickness or death or damage to property in any one occurrence.

D. Excess Liability insurance in the amount of $10,000,000 covering the risks and in excess of the limits set forth above.

The specific insurance requirements listed above are New Company's minimum insurance requirements, must be met independently, and shall not be considered indicative of the ultimate amounts and types of insurance needed by New Company. Each insurance policy maintained by New Company hereunder must be endorsed as follows:

                  1. "New Company, S & W and UMAREX/CARL WALTHER, their subsidiaries and affiliated companies and joint ventures, if any, and their employees, officers and agents, shall be named as additional insureds except with respect to Workers Compensation."

                  2. "Underwriters and insurance companies of New Company shall not have any right of subrogation against New Company, S & W and UMAREX/CARL WALTHER, their subsidiaries and affiliates, and their agents, employees, co-owners, joint ventures, invitees, servants, subcontractors, underwriters and insurance companies."

                  3. "It is hereby understood and agreed that any coverage provided by New Company shall be considered as primary insurance."

                  4. "All policies shall provide that there will be no recourse against S & W and UMAREX/CARL WALTHER for payment of premium. S & W and UMAREX/CARL WALTHER shall have no responsibility for payment of deductibles.

                  5. New Company shall not begin operations until such time as the insurance required hereunder is obtained and in-place.

                  6. New Company shall provide S & W and UMAREX/CARL WALTHER with certificates of insurance evidencing the insurance coverage equivalent to those required to be maintained under this Agreement and containing the endorsements required hereunder. Each certificate of insurance shall indicate the location to which the coverage applies and shall specify the date when such benefits and insurance expire.

                  7. All insurance policies required hereunder shall be written on policy forms, and by insurance companies of recognized responsibility, licensed to do business and doing business in the Commonwealth of Massachusetts and/or where this Agreement is being performed and having the equivalent of an AM Best rating of A + VI or better.

                  8. The certificates of insurance required hereunder must provide for not less than forty-five (45) days prior written notice to New Company, S & W and UMAREX/CARL WALTHER in the event of cancellation or material change affecting any coverage required hereunder.

                                  ATTACHMENT B

                                    Indemnity

                  To the fullest extent permitted by law, UMAREX/CARL WALTHER agrees to protect, defend, indemnify and hold harmless S & W (including S & W's officers, agents, employees, representatives, affiliated companies and distributors) and S & W agrees to protect, defend, indemnify and hold harmless UMAREX/CARL WALTHER from and against all claims (including, but not limited to, product liability claims, strict liability claims, claims resulting from any defective design, workmanship or material, breach of warranty claims, any other claims asserting breach of contract, negligence, malfeasance, repair or maintenance services, failure to meet specifications or other default with respect to the products provided to New Company under the Agreement as the case may be) losses, damages (including, but not limited, to actual, consequential, and incidental damages), causes of action, suits and liabilities of every kind, including all expenses of litigation, court costs and attorneys' fees, for injuries to or death to any person, or for damage to any tangible or intangible property or properties or rights, arising out of or relating to the products, goods or services provided hereunder by UMAREX/CARL WALTHER on the one hand, or S & W on the other, their manufacture, design, sale, transportation, installation, testing, operation, recall and use or nonuse (hereinafter "Claims"). UMAREX/CARL WALTHER's and S & W's indemnity obligations under this provision include, but are not limited, to the obligation to defend, indemnify and hold the other party harmless for Claims, losses and damages described above which arise out of or from (1) the concurrent negligence of S & W and UMAREX/ CARL WALTHER, or the negligence of S & W and UMAREX/CARL WALTHER (whether sole or concurrent), and any other person or entity and/or (2) any alleged defects in the design, manufacture, repair or maintenance of the products or any claim where it is alleged that there were unreasonably dangerous conditions in the products provided. It is the express intent of the parties that the indemnity provided for in this paragraph include indemnity, on the one hand, by UMAREX/CARL WALTHER to indemnify and protect S & W from the consequences of or Claims relating to S & W's own negligence, and, on the other hand, indemnity by S & W to indemnify and protect UMAREX/CARL WALTHER from the consequences of or Claims relating to UMAREX/CARL WALTHER's own negligence, but only if such negligence is a concurring cause of the injuries, damages or losses covered by this Agreement. The indemnity provision set forth above shall only apply to the extent that the parties are not protected, defended or indemnified by the insurance coverage set forth in Attachment A hereto.